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                                                                   EXHIBIT 23.5

                          CONSENT OF COWEN & COMPANY

  We hereby consent to the use of Appendix B-1 containing our opinion letter dated June 5, 1997 (the "Opinion") to the board of directors of The Indus Group, Inc. ("Indus") in the Joint Proxy Statement/Prospectus constituting a part of the registration statement on Form S-4 of Indus International, Inc. relating to the business combination of Indus and TSW International, Inc. and to the references to our firm name in the Joint Proxy Statement/Prospectus in connection with references to the Opinion. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder (collectively, the "Act"), nor do we admit that we are experts within the meaning of the term "experts" as used in the Act.

                                          Cowen & Company

Date: August 6, 1997                      By: /s/ Timothy J. Ng
                                             ----------------------------------
                                          Name: Timothy J. Ng
                                          Title: Director